Exhibit 3.36

State of Delaware Secretary of State Division of Corporations Delivered 04:00 PM 07/10/2003 FILED 04:00 PM 07/10/2003 SRV 030454685 – 3670001 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LIBERTY PROPANE PARTNERS, L.P.

Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, the undersigned general partner of Liberty Propane Partners, L.P. (the “Partnership”) desires to amend the certificate of limited partnership of the Partnership and for that purpose submits the following certificate of amendment:

I. The name of the limited partnership is:

Liberty Propane Partners, L.P.

II. The certificate of limited partnership is hereby amended by amending and restating Article I in its entirety as follows:

“I. The name of the limited partnership is:

Liberty Propane, L.P.”

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 7th day of July, 2003.

LIBERTY PROPANE, LLC its General Partner

By:	/s/ Tom D. Wippman
Tom D. Wippman
Authorized Signatory